EXHIBIT 5

                                  Law Offices
                        Freedman, Levy, Kroll & Simonds
                 Washington Square, 1050 Connecticut Ave., N.W.
                          Washington, D.C. 20036-5366
                                 (202) 457-5100

                                                             Cable "Attorneys"
                                                      Telecopier: 202-457-5151


                               December 19, 1997


Infodata Systems Inc.
12150 Monument Drive, Suite 400
Fairfax, Virginia  22033

         Re:  Registration Statement on Form S-8
              ----------------------------------

Gentlemen:

     We have represented Infodata Systems Inc. (the "Company") in connection with its Registration Statement on Form S-8 being filed today with the Securities and Exchange Commission (together with all exhibits thereto, the "Registration Statement"). The Registration Statement relates to an offering by the Company of up to 35,000 shares of the Company's common stock, par value $.03 per share, (the "Shares") upon the exercise of options held by employees or former employees of AMBIA Corporation, pursuant to Section 6.11 of the Agreement of Merger and Plan of Reorganization dated as of July 22, 1997, by and among Infodata Systems Inc., AMBIA Corporation, Alan Fisher and Razi Mohiuddin, Software Partners, Inc., and AMBIA Acquisition Corporation (hereinafter, the "Plan").

     We have examined (1) the Articles of Incorporation of the Company, (2) the By-Laws of the Company, (3) the Registration Statement, (4) the Plan and
(5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Virginia.

2.   When the following events shall have occurred:

     (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and

     (b) the Shares shall have been paid for and issued in accordance with the terms of the Plan,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     This firm hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                            Sincerely,

                                            FREEDMAN, LEVY, KROLL & SIMONDS